CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this  Post-Effective  Amendment No. 35 to  Registration
Statement No. 33-02769 of Oppenheimer  Limited-Term Government Fund on Form N-1A
of our report dated November 16, 2004,  appearing in the Statement of Additional
Information,  which is part of such Registration Statement, and to the reference to us under the headings "Independent  Registered Public Accounting Firm" in the
Statement  of  Additional   Information   and  "Financial   Highlights"  in  the
Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Denver, Colorado
November 23, 2004